Exhibit 99.1

Beverly National Corporation Press Release

FOR IMMEDIATE RELEASE	Contact:	Peter E. Simonsen
Janet Belsky
978-922-2100

BEVERLY NATIONAL CORPORATION HOLDS ANNUAL MEETING AND

ANNOUNCES EARNINGS FOR THE FIRST QUARTER OF 2005

(Beverly, MA) April 26, 2005 – The Beverly National Corporation held its 204th Annual Meeting on April 26, 2005.

Don Fournier, President and Chief Executive Officer of Beverly National Corporation (the “Company”) and its subsidiary, Beverly National Bank, chaired the meeting at which stockholders voted to fix the number of Directors at eleven. At the meeting, stockholders elected Fournier, Mark Glovsky, and Kevin Burke to three-year terms on the Board. These three individuals, along with the eight directors whose terms did not expire at this meeting, constitute the full Board of Directors of the Company. Stockholders also ratified the selection of the accounting firm of Shatswell, MacLeod & Company as the Company’s independent auditors.

President Fournier presented to stockholders an overview of the Company’s financial performance for the twelve-month period that ended December 31, 2004, noting that the Corporation reported total assets of $378,124,932, net income of $2,500,390, earnings per share of $1.35 and diluted earnings per share of $1.30. In addition, President Fournier presented highlights of new initiatives, the opening of the Danvers office and a summary of new product offerings.

President Fournier also summarized the results of the first quarter of 2005, including net income and earnings per share. Net income for the three months ended March 31, 2005 totaled $634,801, as compared to $482,711 for the three months ended March 31, 2004. The Corporation’s basic and fully diluted earnings per share for the first quarter of 2005 were $0.34 and $0.33 per share, as compared with $0.26 and $0.25 per share, respectively, for the first quarter of 2004. The balance of total assets at March 31, 2005 was $387,582,428, as compared to $347,395,890 at March 31, 2004. This represents an increase of $40,186,538, or 11.6%.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

BEVERLY NATIONAL CORPORATION

Period Ending March 31, 2005

Financial Highlights

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Net income	$634,801	$482,711
Basic shares outstanding	1,866,991	1,835,953
Earnings per share-Basic	$0.34	$0.26
Diluted shares outstanding	1,931,632	1,920,479
Earnings per share-Diluted	$0.33	$0.25

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, Massachusetts and operates full-service branch offices in downtown Beverly, at Cummings Center—Beverly, North Beverly, Danvers, Hamilton, Manchester-by-the-Sea and Topsfield. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.

# # #